UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 28, 2015 (October 26, 2015)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2015, Rite Aid Corporation (the “Company”) announced the appointment of Darren W. Karst as Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company; Frank G. Vitrano as Chief Strategic Business Development Officer; and Marc A. Strassler as Corporate Counsel of the Company, each effective as of October 26, 2015.

Detailed biographical information for Messrs. Karst, Vitrano and Strassler is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 5, 2015 (the “Proxy Statement”) and is incorporated by reference herein.

Mr. Karst, who joined the Company in August 2014 as the Company’s Executive Vice President and Chief Financial Officer, is assuming the Chief Administrative Officer responsibilities previously held by Mr. Vitrano.  In connection with his assumption of these responsibilities, the Company and Mr. Karst entered into a letter agreement that amended the terms of his employment agreement dated July 24, 2014 (the “Karst Letter Agreement”).  Pursuant to the Karst Letter Agreement, Mr. Karst will have a target annual performance bonus opportunity equal to 125% of his annual base salary effective as of August 3, 2015.  The previously disclosed material terms of Mr. Karst’s employment remain the same.  The foregoing description of the Karst Letter Agreement is a summary of certain of its terms only and is qualified in its entirety by the full text of the Karst Letter Agreement, which is attached as Exhibit 10.1 hereto.

Mr. Vitrano, who previously served as the Company’s Chief Administrative Officer, is assuming the position of Chief Strategic Business Development Officer of the Company.  In connection with his appointment, the Company and Mr. Vitrano entered into a letter agreement that amended the terms of his employment agreement dated September 24, 2008, as amended from time to time (the “Vitrano Letter Agreement”).  The Vitrano Letter Agreement provides that Mr. Vitrano will report to the Company’s Chief Executive Officer and the Board.  Following the effective date of the Vitrano Letter Agreement, Mr. Vitrano’s annual base salary will be $500,000 and that he will have a target annual performance bonus opportunity equal to 75% of his annual base salary.  The Vitrano Letter Agreement eliminates the excise tax gross up provision in Mr. Vitrano’s employment agreement and provides that the severance payable to Mr. Vitrano will be reduced to the amount that is not subject to such taxes if doing so would result in a greater after-tax payment to him.  The other previously disclosed material terms of Mr. Vitrano’s employment remain the same.  The foregoing description of the Vitrano Letter Agreement is a summary of certain of its terms only and is qualified in its entirety by the full text of the Vitrano Letter Agreement, which is attached as Exhibit 10.2 hereto.

Mr. Strassler, who previously served as the Company’s Executive Vice President and General Counsel, is assuming the position of Corporate Counsel of the Company.  In connection with his appointment, the Company and Mr. Strassler entered into a letter agreement that amended the terms of his employment agreement dated March 9, 2009, as amended from time to time (the “Strassler Letter Agreement”).  The Strassler Letter Agreement provides that Mr. Strassler will report to the Company’s General Counsel. Following the effective date of the Strassler Letter Agreement, Mr. Strassler’s annual base salary will be $300,000 per year and that he will have a target annual performance bonus opportunity equal to 30% of his annual base salary.  The Strassler Letter Agreement eliminates the excise tax gross up provision in Mr. Strassler’s employment agreement and provides that the severance payable to Mr. Strassler will be reduced to the amount that is not subject to such taxes if doing so would result in a greater after-tax payment to him.  The other previously disclosed material terms of Mr. Strassler’s employment remain the same.  The foregoing description of the Strassler Letter Agreement is a summary of certain of its terms only and is qualified in its entirety by the full text of the Strassler Letter Agreement, which is attached as Exhibit 10.3 hereto.

Item 9.01.                Financial Statements and Exhibits.

(d)                       Exhibits

10.1	Karst Letter Agreement, dated October 26, 2015.
10.2	Vitrano Letter Agreement, dated October 26, 2015.
10.3	Strassler Letter Agreement, dated October 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: October 28, 2015	By:	/s/ James J. Comitale
		Name:	James J. Comitale
		Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Karst Letter Agreement, dated October 26, 2015.
10.2	Vitrano Letter Agreement, dated October 26, 2015.
10.3	Strassler Letter Agreement, dated October 26, 2015.